Exhibit 10.18

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this “Agreement”) is made effective as of June 3, 2020, by and among Nikola Corporation, a Delaware corporation (f/k/a VectoIQ Acquisition Corp. (“VectoIQ”)) (the “Company”), and M&M Residual, LLC, a Nevada limited liability company (“Holder”).

RECITALS

WHEREAS, the Company entered into that certain Business Combination Agreement, dated March 2, 2020 (the “Business Combination Agreement”), by and among VectoIQ, VCTIQ Merger Sub Corp., a wholly-owned subsidiary of VectoIQ incorporated in the State of Delaware, and Nikola Subsidiary Corporation, a Delaware corporation (f/k/a Nikola Corporation “Nikola”);

WHEREAS, at the Effective Time under the Business Combination Agreement (as such term is defined therein) Holder is entitled to receive shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) in exchange for the shares of capital stock of Original Nikola held by Holder, and pursuant to Section 7.19 of the Business Combination Agreement, 7,000,000 shares out of the total shares issuable to Holder at the Effective Time (the “Redemption Shares”) shall be redeemed by the Company immediately following, and subject to, the Effective Time, at a purchase price of $10.00 per share; and

WHEREAS, Holder desires to assign, convey, deliver, grant, sell and transfer the Redemption Shares to the Company for the Redemption Price (as defined below), pursuant to the Business Combination Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Redemption of Stock.

1.1            Redemption. Holder hereby agrees to assign, convey, deliver, grant, sell and transfer to the Company at the Closing (as defined below), and the Company hereby agrees to accept, receive and redeem from Holder at the Closing, all of such Holder’s right, title and interest of every nature in and to the Redemption Shares, for the aggregate redemption price of Seventy Million Dollars ($70,000,000) (the “Redemption Price”).

2.            Closing; Delivery.

2.1            Closing. The closing of the redemption of the Redemption Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures immediately after and subject to the Effective Time (as defined in the Business Combination Agreement).

2.2            Deliveries. At the Closing, the Company shall deliver to Holder the Redemption Price for the Redemption Shares by wire transfer of immediately available funds to a bank account designated by Holder.

3.            Representations and Warranties of Holder. Holder solely with respect to itself and the Redemption Shares, hereby represents and warrants to the Company that the following representations are true and correct as of the date of the Closing.

3.1            Authorization. Holder has full capacity, power and authority to enter into this Agreement and to transfer the Redemption Shares under this Agreement, and Holder is not obligated to transfer the Redemption Shares to any other person or entity. This Agreement, when executed and delivered by Holder and the other parties hereto, will constitute the valid and legally binding obligation of Holder, enforceable in accordance with its terms. Holder, if other than a natural person, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity it purports to be.

3.2            Compliance with Other Instruments. The execution, delivery and performance by Holder of this Agreement and the performance of Holder of its obligations hereunder will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any instrument, judgment, order, writ, decree, contract or agreement to which Holder is a party or to which Holder or the Redemption Shares is otherwise subject.

3.3            Ownership of Stock. Holder is the sole beneficial and record owner of, and has good and marketable title to, the Redemption Shares, free and clear of any and all liens, security interests, claims or other encumbrances. Holder has full capacity, power and authority to assign, convey, deliver, grant, sell and transfer absolute ownership of the Redemption Shares to the Company, and upon delivery of the Certificates at the Closing, the Company will obtain good and marketable title to the Redemption Shares, free and clear of any and all liens, security interests, claims or other encumbrances.

3.4            Sophisticated Holder. Holder (a) is a sophisticated individual familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Redemption Shares, (c) has been afforded the opportunity to ask questions of and request information from, and has received satisfactory answers and information from, the Company and its representatives with respect to the Company and its business, operations, assets, liabilities, prospects and financial condition as Holder deemed necessary to evaluate the merits and risks of the sale of the Redemption Shares hereunder, and (d) has independently and without reliance upon the Company, and based on such information and advice of business, financial, legal, tax and other advisors as Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

4.            Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to each Holder that the following representations are true and correct as of the date of the Closing and covenants as follows:

4.1            Organization, Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

4.2            Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to redeem the Redemption Shares at the Closing, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.3            Compliance with Other Instruments. The execution, delivery and performance by the Company of this Agreement and the redemption of the Redemption Shares will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any instrument, judgment, order, writ, decree, contract or agreement to which the Company is a party or to which the Company or the Redemption Shares is otherwise subject.

5.            Survival of Covenants and Warranties; Indemnification.

5.1            Unless otherwise set forth in this Agreement, the covenants, representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of either party.

5.2            Each party hereby agrees to hold harmless and indemnify the other party and such other party’s administrators, affiliates, agents, beneficiaries, directors, employees, executors, heirs, legatees, officers, stockholders, other representatives, successors and permitted assigns, as applicable, against any and all claims arising out of, relating to and/or resulting from any breach of or default under any of the representations, warranties, covenants and other agreements of the indemnifying party set forth in this Agreement.

6.            Miscellaneous.

6.1            Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Holder may not assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

6.2            Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.3            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.5. All notices and other communications shall be sent to the addresses set forth on the signature pages attached hereto.

6.6            Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and Holder.

6.7            Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.8            Entire Agreement. This Agreement (including the Exhibits hereto), constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the undersigned have executed this Redemption Agreement as of the date first written above.

COMPANY:

NIKOLA CORPORATION

By:	/s/ Mark A. Russell
Name:	Mark A. Russell
Title:	President and Chief Executive Officer

(Signature Page to Redemption Agreement)

IN WITNESS WHEREOF, the undersigned have executed this Redemption Agreement as of the date first written above.

HOLDER:

M&M RESIDUAL, LLC

By:	/s/ Trevor R. Milton
Name:	Trevor R. Milton
Title:	Member

(Signature Page to Redemption Agreement)

EXHIBIT A

STOCK

Series of Stock	Number of Shares	Price Per Share	Total Price
Common Stock	7,000,000	$10.00	$70,000,000
Total	7,000,000	$10.00	$70,000,000